UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on November 22, 2024, EQT Corporation (“EQT”), through certain of its subsidiaries, including EQM Midstream Partners, LP (“EQM”), entered into a contribution agreement (the “Contribution Agreement” and, the transactions contemplated thereby, the “JV Transaction”) with an affiliate of Blackstone Credit & Insurance (such affiliate, “JV Investor” and, collectively with EQM and the other parties to the Contribution Agreement, the “Parties”) to form a new midstream joint venture (the “Joint Venture”).

Among other things, the Contribution Agreement provides for:

(i)	the contribution by EQM and certain of its subsidiaries (collectively, the “EQM Contributors”) (through the contribution of certain entities and equity interests) of the following assets to the Joint Venture in exchange for 364,285,715 Class A Units in the Joint Venture (the “Class A Units”): (a) the Series A Membership Interests in Mountain Valley Pipeline, LLC (“MVP” and, such interests therein, the “MVP Series A Interests”), which relate to the mainline facilities owned by MVP (the “MVP Mainline Facilities”), (b) certain transmission and storage assets regulated by the Federal Energy Regulatory Commission and (c) the Hammerhead pipeline system, and

(ii)	the contribution by JV Investor of $3.5 billion of cash (net of certain transaction fees and expenses) to the Joint Venture in exchange for 350,000,000 Class B Units in the Joint Venture (the “Class B Units”).

The Contribution Agreement includes customary representations and warranties by the EQM Contributors and JV Investor and covenants of the Parties, and the consummation of the JV Transaction (the “Closing”) is subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Condition”). The Contribution Agreement also contains specified termination provisions, including, among others, a provision allowing the EQM Contributors or JV Investor to terminate the Contribution Agreement if the Closing has not occurred on or before March 22, 2025 (as such date may be extended under certain circumstances relating to the HSR Condition, but in no event to later than June 20, 2025).

The Contribution Agreement contemplates entry into an amended and restated limited liability company agreement of the Joint Venture (the “JV Agreement”), as well as other ancillary agreements, at the Closing. The JV Agreement will include the following key terms:

•	Quarterly Distributions: Subject to certain limitations, until the Base Return (as defined below) is achieved, (i) the holders of the Class A Units (the “Class A Unitholders”) will receive 40% of the distributions of available cash flow approved by the Joint Venture’s board of managers (“Distributions”) and (ii) the holders of the Class B Units (the “Class B Unitholders”) will receive 60% of Distributions. After the Base Return has been achieved, (i) until the 8th anniversary of the Closing, 100% of any Distributions, including in a liquidation or sale of the Joint Venture, will be distributed to the Class A Unitholders and 0% to the Class B Unitholders and (ii) from and after the 8th anniversary of the Closing, 95% of any Distributions, including in a liquidation or sale of the Joint Venture, will be distributed to the Class A Unitholders, and 5% will be distributed to the Class B Unitholders.

•	Series B Base Return: The “Base Return” means, with respect to any outstanding Class B Unit at any time of determination, an unlevered internal rate of return equal to 7.875%, based on the issuance price of such Class B Unit.

•	Redemption; EQM Buyout and Drag Rights:

o	Redemption – If the Base Return is achieved prior to the 8th anniversary of the Closing, the Class B Units will be redeemed for no additional consideration.

o	Buyout Right – Beginning on the 8th anniversary, and through the 12th anniversary, of the Closing, EQM will have the right to purchase all or a portion (subject to a specified minimum number) of the Class B Units by paying the Class B Unitholders an amount in cash necessary for the purchased Class B Units to achieve the Base Return.

o	Drag-Along Right – Beginning on the 8th anniversary of the Closing, if EQM elects to consummate, or to cause the Joint Venture to consummate, a material transaction or series of related transactions that would provide the Class B Unitholders an amount of consideration that would achieve the Base Return, then upon the request of EQM, at the Joint Venture’s sole cost and expense, the Class B Unitholders will cooperate as needed to cause the consummation of such transaction(s) on the terms proposed by EQM.

•	Class B Transfer and Exit Rights:

o	Forced Sale Right – Prior to the 12th anniversary of the Closing, upon the occurrence of specified trigger events (including EQT or its affiliates being in breach of material obligations specified in the JV Agreement) that remain uncured after a specified period, the Class B Representative (as defined below) will have the right to direct the Joint Venture to pursue a transaction or series of related transactions designed to achieve the Base Return on behalf of the Class B Unitholders, whether through the sale of all of the equity interests in the Joint Venture, all or substantially all of its assets or another similar liquidity transaction (an “Exit Transaction”), at the Joint Venture’s sole cost and expense. The “Class B Representative” will be a representative selected by a majority of the Class B Units, and will initially be JV Investor and, so long as JV Investor holds any Class B Units, will be JV Investor or an affiliate (excluding any portfolio companies) of JV Investor.

o	Exit Right – At any time after the 12th anniversary of the Closing, the Class B Representative will have the right to cause an Exit Transaction, subject to certain agreed thresholds and terms.

•	Management Services: EQM or its designated affiliate will serve as operator (“JV Operator”) and will manage the day-to-day operations of the Joint Venture.

•	Governance: EQM will have operational control over the Joint Venture through its right to appoint a majority of the managers on the Joint Venture’s board of managers. Class B Unitholders will have minority protections customary for similar transactions, including limitations on debt incurrence above specified thresholds, material asset sales and certain affiliate transactions. Additionally, EQM will retain all governance rights associated with the MVP Series A Interests, subject to minority protection rights associated with decisions regarding MVP that exclusively pertain to, or that would reasonably be expected to cause specified material and adverse economic effects on, the MVP Mainline Facilities.

•	Support Obligations: EQT will renew or replace identified expiring contracts (consisting of transportation service and gas gathering agreements) between the Joint Venture or one of the Joint Venture’s subsidiaries, on the one hand, and a subsidiary of EQT, on the other hand, on terms generally consistent with those contained in the expiring contracts and on other agreed terms and conditions through the 20th anniversary of the Closing.

•	Additional Funding: No member of the Joint Venture (including EQM or JV Investor) will be obligated to make capital contributions to the Joint Venture after the Closing. Obligations for the Joint Venture’s non-maintenance capital requirements may be funded through available cash, by EQM or through JV Operator (with costs passed back through to the Joint Venture).

In connection with entry into the Contribution Agreement, EQM entered into a debt commitment letter pursuant to which Royal Bank of Canada has committed, subject to satisfaction of certain conditions, to provide EQM with a new senior unsecured bridge term loan facility in an aggregate principal amount of $2.3 billion (the “Bridge Facility”). As previously announced, EQM expects to use borrowings under the Bridge Facility to finance the redemption and repurchase of certain of its outstanding senior notes. Upon the Closing, it is contemplated that a portion of the cash contributed by JV Investor to the Joint Venture will be used to fully repay the borrowings under the Bridge Facility, and that the remainder of such cash will be distributed to EQM (and/or its subsidiaries or affiliates).

The foregoing description of the Contribution Agreement, the JV Transaction and the other documents and transactions contemplated thereby does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Contribution Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference, and the foregoing description of the JV Agreement does not purport to be complete, is subject to and is qualified in its entirety by reference to the form of the JV Agreement, which is an exhibit to the Contribution Agreement and incorporated herein by reference.

The representations, warranties and covenants contained in the Contribution Agreement have been made solely for the benefit of the Parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Contribution Agreement, (ii) are subject to materiality qualifications contained in the Contribution Agreement that may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Contribution Agreement or such other date as is specified in the Contribution Agreement and (iv) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Contribution Agreement is included with this filing only to provide investors with information regarding the terms of the Contribution Agreement, and not to provide investors with any other factual information regarding the Parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in EQT’s public disclosures. The Contribution Agreement should not be read alone, but should instead be read in conjunction with the other information regarding EQT that is or will be contained in EQT’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that EQT files with the Securities and Exchange Commission (the “SEC”).

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K, to the extent applicable, is incorporated herein by reference into this Item 3.02.

The issuance of the Class B Units to JV Investor will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Contribution Agreement, dated as of November 22, 2024, by and among PipeBox LLC, EQM Midstream Partners, LP, EQM Gathering OpCo, LLC, MVP HoldCo, LLC and Pibb Member LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. EQT agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: November 26, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer